UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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April 10, 2024

Dear Fellow Shareholders:

2023 marked another year of significant achievement for InfuSystem. We delivered our fifth consecutive year of record revenue, coming in at $125.8 million with strong organic growth of more than 14%. Our key theme for the year was execution, centered on delivering against the major new revenue opportunities we have been developing in biomedical services and wound care. The results for the year confirmed the upside potential of these new initiatives while continuing to improve upon the performance of our core businesses. The 2023 operating results are a testament to our team and their ability to support the expansion of our business and execute against our strategic plan. I am extremely grateful for the hard work and dedication of our talented team members.
Delivering Solid Financial Results
We continue to see strong demand for the services offered in each of our business units. Patient Services, which includes our Oncology, Pain, and Wound Care businesses, grew by 11% in 2023 and Device Solutions, which includes our rental and biomedical businesses, grew by 20%. Oncology exceeded our expectations due to both record patient treatments and steadily improving revenue cycle management. Wound Care saw revenue up 262% driven by our equipment lease sales of NPWT devices during the year.
The 20% revenue growth in our Device Solutions unit was mainly the result of performance under the Master Services Agreement (MSA) entered into in April 2022 with a leading global healthcare technology and diagnostic company. During 2023, our teams increased the number of devices onboarded under the MSA to more than 220,000, which increased the revenue run rate at year end to approximately $11.3 million.
In 2024, the focus of our activities under the MSA will shift to driving operational efficiencies, enhancing margins and maximizing profitability.
Solid Foundation for Future Success
The size and scope of the MSA has allowed InfuSystem to quickly build a national network of biomedical technicians that have the ability to cover multiple sites within a region offering our ‘white glove’ service. This is a strategic asset with great long-term potential, as is the access the MSA provides to new acute care business opportunities.
The next anticipated major growth driver is expected to be Wound Care, as we are building the foundation to provide leading-edge solutions that promote healing, improve patient outcomes, and lower the cost of care with our strategic partner, Sanara MedTech, through our joint venture, SI Wound Care. The joint venture combines Sanara’s portfolio of advanced wound care products and InfuSystem’s robust infrastructure, including logistics, clinical support, more than 800 health insurance payer contracts covering 96% of the U.S. population, and our experienced revenue cycle management team.
InfuSystem has a long successful operating history dating back more than 37 years. We put the patient’s interests first and are dedicated to our motto of “Safe. Smart. Trusted”. We help people live longer and healthier lives and our current initiatives will advance this mission into new markets. We are building for the future, taking the appropriate actions to position the Company for sustainable growth that will propel us in the coming years and create value for our loyal shareholders.
We are extremely excited for our future, and I want to thank our outstanding team members for their dedication and commitment that has established a solid foundation for long-term success.

On Behalf of the Board of Directors and Management,

Richard A. DiIorio
CEO
3851 West Hamlin Road, Rochester Hills, MI 48309
TOLL FREE 800.962‐9656 FAX 913.455.4338 www.infusystem.com

InfuSystem Holdings, Inc.
3851 W. Hamlin Road
Rochester Hills, MI 48309

Notice of Annual Meeting of
Stockholders To Be Held on May 16,
2024
Virtual Annual Meeting of Stockholders - Online Meeting Only - No Physical Meeting Location

April 10, 2024

To the Stockholders of InfuSystem Holdings, Inc.:

Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), will be held virtually at 2:00 pm, Eastern Time, May 16, 2024. You can attend the Annual Meeting online, vote your shares, and submit questions during the meeting by visiting meetnow.global/MT7AWTX.

At the Annual Meeting, stockholders will be asked to vote on the following:

1)to elect seven individuals to the Company’s Board of Directors to serve until the Company’s 2025 Annual Meeting of Stockholders (and until their successors are duly elected and qualified);

2)to approve, by advisory vote, the compensation of our named executive officers;

3)to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
4)to consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

This Notice of Annual Meeting, the proxy statement for the Annual Meeting, and our 2023 Annual Report are first being mailed to our stockholders on or about April 10, 2024.

Your vote is extremely important. Even if you plan to attend the Annual Meeting online, we request that you vote your shares by completing, signing and dating the enclosed proxy card, and returning it in the enclosed postage-paid envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed proxy card. Only the latest validly executed proxy that you submit will be counted and any proxy may be revoked at any time prior to the applicable deadline as described in the accompanying proxy statement.

Only stockholders of record at the close of business on March 20, 2024 will be entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in "street name," you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote those shares if you wish to do so. You must follow the instructions provided by your broker, bank or other nominee in order for your shares to be voted, and your broker is required to vote your shares in accordance with your instructions. A list of our stockholders of record will be made available electronically during the meeting at meetnow.global/MT7AWTX.

BY ORDER OF THE BOARD OF DIRECTORS:

Barry Steele
Corporate Secretary
InfuSystem Holdings, Inc.

You may vote your shares in advance via the Internet or by telephone or by completing, signing, dating and mailing your proxy card. The proxy may be revoked at any time before your shares are voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy before the applicable deadlines. If you attend the meeting online, you may choose to vote your shares at meetnow.global/MT7AWTX and any previously submitted proxy will not be used. If you hold shares through a broker, bank or other nominee, please check the voting instructions used by that broker, bank or nominee.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2024: THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2023 ANNUAL REPORT ARE AVAILABLE AT https://www.edocumentview.com/INFU.

InfuSystem Holdings, Inc.
3851 W. Hamlin Road
Rochester Hills, MI 48309
PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board” or “Board of Directors”) of InfuSystem Holdings, Inc. (the “Company”) to be used at the 2024 Annual Meeting of Stockholders to be held on Thursday, May 16, 2024, commencing at 2:00 pm, Eastern Time, and at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. We are holding our annual meeting solely by means of remote communication. You can attend the Annual Meeting online, vote your shares, and submit questions during the meeting by visiting meetnow.global/MT7AWTX. This proxy statement and the accompanying materials are being first sent or given to stockholders of the Company on or about April 10, 2024.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

Who Can Vote?

The close of business on March 20, 2024 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to the notice and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 20,894,249 shares of Common Stock outstanding and entitled to vote.

Shareholders at the close of business on the Record Date may examine a list of all shareholders as of the Record Date for any purpose germane to the Annual Meeting for 10 days preceding the meeting, at our offices at 3851 W. Hamlin Road, Rochester Hills, Michigan 48309 and electronically during the meeting at meetnow.global/MT7AWTX when you enter the control number included on your proxy card or voting instruction form.

How Do I Vote My Shares Prior to the Meeting?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” or “registered stockholder” of those shares and this proxy statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record, you can vote your shares in advance of the Annual Meeting by using the Internet at https://www.envisionreports.com/INFU or by telephone at +1 (800) 652-VOTE (8683) or by completing and returning the enclosed proxy card by mail.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

Even if you plan to attend the Annual Meeting online, we strongly urge you to vote in advance by proxy by completing, signing, dating and returning the enclosed proxy card in the postage paid self-addressed envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed proxy card.

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares if you wish to do so. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares.

In order to vote, you will need the control number included on your proxy card or voting instruction form. Each shareholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. Depending on the number of accounts in which you hold Common Stock, you may receive and need to vote more than one control number. If you submit your proxy by Internet or telephone, you do not need to return a proxy card. You can vote by any of the methods above prior to the meeting and still attend the virtual Annual Meeting.

How Do I Vote During the Meeting?

You may also vote during the virtual Annual Meeting by visiting meetnow.global/MT7AWTX and following the instructions. You will need the control number included on your proxy card or voting instruction form. In all cases, a vote at the Annual Meeting will revoke any prior votes.

What Is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote as follows: (i) "FOR" each of the seven director nominees of the Board of Directors; (ii) "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers as disclosed in these materials; and (iii) "FOR" ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.

How May I Change My Vote or Revoke My Proxy?

If you hold shares of the Company’s Common Stock in your name, you may revoke a properly executed or authorized proxy by: (i) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior Internet or telephonic vote (and prior to 11:59 p.m. Eastern Time on the day prior to the Annual Meeting); (ii) mailing a later-dated, properly executed and delivered proxy in accordance with the instructions thereon which is received prior to the applicable deadline; or (iii) delivering a written revocation to the Corporate Secretary no later than the day prior to the date of the Annual Meeting. Stockholders of record may also revoke their proxies by attending the virtual Annual Meeting and voting your shares by visiting meetnow.global/MT7AWTX and following the instructions. If stockholders of record only attend the virtual Annual Meeting but do not vote, their proxies will not be revoked.

If you hold shares of the Company’s Common Stock in a stock brokerage account or by a broker, bank or other nominee, you must contact the broker, bank or other nominee and comply with the broker’s procedures if you want to revoke or change the instructions previously given.

How Do I Vote My Shares Held in Street Name?

If your shares are held in a stock brokerage account or by a broker, bank or other nominee (also called a “street name” holder), you are considered the “beneficial owner” of shares held in street name, and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form.

If you do not provide instructions to the broker, that firm will generally only be able to vote your shares with respect to “routine” matters. Please note that pursuant to applicable broker voting regulations, the only routine matter for the Annual Meeting and the only matter for which brokers will have the discretion to vote, is Proposal 3 (Ratification of Independent Registered Public Accounting Firm). Your broker must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors) and Proposal 2 (Advisory Vote on Executive Compensation).

What Constitutes a Quorum?

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Your shares will be counted towards the quorum if you vote by mail, by telephone, or through the Internet by the deadlines described above or vote at the virtual Annual Meeting, even if you wish to abstain from voting on some or all matters introduced at the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

How Many Votes Must Each Proposal Receive to be Adopted?

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

Proposal 1

The Company’s Amended and Restated Bylaws provide for majority voting in uncontested director elections. In order to be elected in an uncontested election, each of the Company’s seven nominees for election to the Board of Directors (Proposal 1) must receive the affirmative vote of a majority of the votes cast for that director. This means that the number of shares voted "for" each director nominee must exceed the number of votes "against" such director nominee in order for that nominee to be elected. Only votes "for" or "against" each individual nominee will be counted as votes cast with respect to each nominee. If an incumbent director is not elected in an uncontested election due to a failure to receive a majority of the votes cast by the shares of the Company’s Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, and his or her successor is not otherwise elected and qualified, the director must promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then either accept or reject such resignation. “Votes cast” for a director includes votes “for” and "against" that director nominee’s election and excludes abstentions and broker non-votes with respect to that director nominee’s election. Abstentions, broker non-votes and failures to vote will have no effect on the outcome of the election of directors.

Proposal 2

The proposal to approve, by advisory vote, the compensation paid to our named executive officers (Proposal 2) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote..

Proposal 3

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 3) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will be treated as votes “against” the proposal. As discussed above, this proposal is a routine matter; therefore, broker non-votes are not expected to occur with respect to this proposal. Failures to vote will have no effect on the outcome of the vote.

How Will the Proxies Be Voted?

UNLESS OTHERWISE SPECIFIED, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE PROXIES WILL BE VOTED AT THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF:

I.FOR THE ELECTION OF THE SEVEN INDIVIDUALS NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS (AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED);

II.FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS;

III.FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

How May I Attend the Annual Meeting?

The Company will be hosting the Annual Meeting virtually online. This format empowers stockholders to participate from any location at no cost to the stockholders. The Company has designed the virtual format to enhance stockholder access and participation and protect stockholder rights. A summary of the information you need to attend online is provided below.

•Any holder of record as of the close of business on the Record Date, may attend and vote at the Annual Meeting by visiting meetnow.global/MT7AWTX . If you want to vote during the Annual Meeting any shares you hold in street name, you must obtain instructions from your broker, bank or other nominee.

•We encourage you to access the Annual Meeting online prior to its start time.

•Shareholders may vote electronically and submit questions online while attending the Annual Meeting.

•Please have the control number we have provided to you to join the Annual Meeting.

When Will the Voting Results Be Announced?

The preliminary voting results are expected to be announced at or shortly following the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the United States ("U.S.") Securities and Exchange Commission ("SEC") within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.infusystem.com under the section titled "Investor Relations” and subsection “SEC Filings."

Who Do I Contact if I Have any Questions or Require Assistance?

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

(Regular Mail)	(Overnight Mail)
Proxy Services	Computershare Investor Services
C/O Computershare Investor Services	150 Royall Street, Suite 101
PO Box 43101	Canton, MA 02021
Providence, RI 02040-5067
Call Toll-Free at: +1 (800) 522-6645

For stockholders holding shares through brokers, banks or other nominees, please contact your broker, bank or other nominee for assistance.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will consider and vote upon the election of seven directors. The Board has nominated Ralph Boyd, Richard DiIorio, Kenneth Eichenbaum, Paul Gendron, Beverly Huss, Carrie Lachance, and Scott Shuda for election as directors of the Company. Other than Dr. Eichenbaum and Ms. Huss, each of these nominees for director is a current director of the Company. Mr. R. Rimmy Malhotra's March 2024 resignation from the Board and the departure of Gregg Lehman, also a current director, who is not standing for re-election, have left vacancies that the nominations of Kenneth Eichenbaum and Beverly Huss are intended to fill. Mr. Malhotra's resignation was not the product of any disagreement between himself and the Company.

The Company's bylaws provide that the number of authorized directors shall be fixed from time to time by the Board, and the Board approved the reduction in the size of the Board to seven directors at the time of the Company's Annual Meeting in 2023. The seven nominees for election to the Board, if elected, will serve until the 2025 Annual Meeting and until their successors are duly elected and qualified.

We urge you to vote "FOR" each of Ralph Boyd, Richard DiIorio, Kenneth Eichenbaum, Paul Gendron, Beverly Huss, Carrie Lachance, and Scott Shuda.

The table set forth below lists the names and ages of each of our seven nominees to the Board of Directors. Each director elected will serve a one-year term and hold office until the next annual meeting of stockholders and until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal.

Each nominee has consented to being named in this proxy statement and to serve on the Board of Directors if elected. If any nominee becomes unavailable to serve for any reason as a director at the time of the Annual Meeting, which is not expected, the Board of Directors will eliminate the Board position effective at the Annual Meeting or the proxy holders will vote the proxies in their discretion for the nominee designated by the Board of Directors to fill the vacancy unless otherwise instructed by a stockholder.

Name	Age	Position
Ralph Boyd	67	Director
Richard DiIorio	49	Director
Dr. Kenneth D. Eichenbaum, MD, MSE	47	Director
Paul A. Gendron	62	Director
Beverly A. Huss	64	Director
Carrie Lachance	47	Director
Scott Shuda	58	Director, Chairman

Ralph F. Boyd (Director). Ralph F. Boyd has been a member of the Company's Board of Directors since May 17, 2022. Mr. Boyd served as a governance and strategy consultant to the Company from February 2022 until his election to the Board. Since April 2020, he has served as President & CEO of SOME, Inc., a nonprofit developer, owner, operator, and provider of affordable housing, clinical healthcare and human services, food insecurity and emergency services, and employment training. Previously he held positions with The Urban Land Institute where he served as Senior Resident Fellow for Leadership and Strategy/Global from August 2018 to March 2020, and Chief Executive Officer/ULI Americans from July 2017 to July 2018. Mr. Boyd was the Chief Executive Officer of the American Red Cross/Massachusetts Region from 2014 to 2017. He holds a Juris Doctor degree from Harvard Law School and a Bachelor of Arts degree in political science from Haverford College.
Mr. Boyd brings a background in governance, risk management and financial reporting. He currently serves as a director of Sandy Spring Bancorp (NASDAQ: SASR) where he chairs the compensation committee and is a member of the executive and nominating committees. He has served on for-profit and not-for-profit boards throughout his career including DirecTV Group Inc. (formerly NASDAQ; DTV) where he chaired the audit committee and served on the nominating and governance committee.

Richard A. DiIorio (Director). Richard A. DiIorio, who joined the Company in 2004, was appointed as the Company’s President and Chief Executive Officer and member of the Board of Directors on November 15, 2017. He served as President until March 2021, at which time Ms. Lachance was appointed President, and Mr. DiIorio continued to serve as the Company's Chief Executive Officer. Previously, he served as the Company’s Executive Vice President and General Manager of Oncology from May 2017 to November 2017 and as a member of the Office of the President. Mr. DiIorio also held, within the Company, the previous positions of Vice President of Oncology Sales, Regional Vice President-Eastern Region and Territory Manager. Before joining the Company, he held various sales and sales leadership roles at Stryker, Novartis, and Thermo Scientific. Mr. DiIorio holds a Bachelor of Science degree in biology from Boston College.

With over 20 years of successful healthcare experience, Mr. DiIorio brings extensive expertise in sales, customer service, product launch and market knowledge focused on driving growth within the infusion market. Mr. DiIorio currently serves on the board of Dignitana AB (NASDAQ: DIZTF), a Swedish medical technology company.

Dr. Kenneth D. Eichenbaum, MD, MSE (Director Nominee). Dr. Kenneth D. Eichenbaum, MD, MSE is a board certified Anesthesiologist who has practiced clinically at Corewell Health William Beaumont University Hospital since 2017, and Trinity Health Oakland Hospital since 2021. Dr. Eichenbaum completed a Fellowship in Cardiothoracic Anesthesia at Stanford University and holds a Medical Degree from the Icahn School of Medicine at Mount Sinai in New York. He holds a Master of Science Degree in Data Network Engineering and a Bachelor of Science Degree in Materials Science Engineering from the University of Pennsylvania. He also holds a Bachelor's Degree from The Wharton School with a concentration in Finance.

Dr. Eichenbaum has extensive experience working with infusion pumps and related technologies for the delivery of critical care and pain management therapies. He has a strong business background in evaluating biotech and med-tech companies and has 20 years of experience working with Investment Firms. He also lectures in hospital business management and advises Accountable Care Organizations.

Paul A. Gendron (Director). Paul A. Gendron has been a member of the Company's Board of Directors since May 15, 2019. Mr. Gendron also served as a financial consultant to the Company from January 2019 until his election to the Board. Previously, he was a client service partner with PriceWaterhouseCoopers LLP where he held various leadership roles, including North Texas Market Assurance Leader, U.S. Assurance Talent Transformation Leader, and Southwest Region Technology Practice Risk Management Leader. In his Market Assurance Leader role, Mr. Gendron lead the Assurance practice in the Dallas, Fort Worth, Austin and Little Rock offices, providing services in internal and external audit, risk and information technology assurance, and accounting and capital markets advisory. Mr. Gendron is a CPA and holds a Bachelor of Business Administration degree in accounting from the University of Texas at Austin. He has served on non-profit boards during his career as well as the Accounting Advisory Council at the University of Texas at Austin.

Mr. Gendron brings over 30 years of public accounting experience at PriceWaterhouseCoopers LLP, including 22 years as audit partner, where he served global public and private multibillion-dollar corporations. His areas of strength include board governance, audit project management, risk management, executive management, public offerings, and mergers and acquisitions.

Beverly A. Huss (Director Nominee). Beverly A. Huss served as the Chief Executive Officer of Pagonia Medical, Inc. (“Pagonia”), a private medical device company focused on the preservation of tissue following a heart attack, stroke, traumatic brain injury and other medical conditions from January 2021 until June 2022. From September 2013 until January 2021, she served as President and Chief Executive Officer of Qool Therapeutics, Inc. (“Qool”), formerly Thermocure, Inc., a company focused on temperature management therapies that underwent an assignment for the benefit of creditors under California law in November 2020 as a result of the COVID-19 pandemic. Prior to joining Qool, Ms. Huss was President and Chief Executive Officer at a start-up medical device company, Vibrynt, Inc., and held multiple senior level leadership positions at Guidant Corporation, including, President, Endovascular Solutions, and Vice President, Global Marketing, Vascular Intervention, and Vice President of the Stent Business Unit. Ms. Huss currently serves on the boards of directors of publicly-traded Accuray Incorporated, an oncology company (chair of the Accuray compensation committee), Iridex Inc., an ophthalmology laser company (chair of the Iridex compensation committee), and Vicarious Surgical Inc., a held robotics company developing technology with a focus on abdominal access and visualization through a single port. Her prior public company board experience includes Artes Medical, Inc., Coala-Life Group AB, Wright Medical Group N.V. and Dade Behring Holdings, Inc. Ms. Huss holds a B.S. in metallurgical engineering from the University of Illinois and a M.S. in technology management from Pepperdine University.

As a current chief executive officer with more than 25 years of management experience in the medical device industry, and a current and former member of several public and private company boards for two decades, Ms. Huss brings to the Board extensive experience medical devices and medical services, including experience in the areas of business operations, management and corporate governance. Her education and experience make her qualified to serve on our Board.

Carrie A. Lachance (Director). Carrie A. Lachance who joined the Company in September 2010 was elected to the Board on May 18, 2021. Ms. Lachance has held multiple positions with the Company. She was promoted to President and

Chief Operating Officer in March 2021. She previously served as Executive Vice President and Chief Operating Officer from October 2019 to March 2021; Senior Vice President of Clinical and Customer Services from October 2018 to October 2019; Vice President of Clinical and Customer Services from December 2017 to October 2018 and Director of Clinical Resources until December 2017. Ms. Lachance began her career as a registered nurse and is also a certified infusion nurse. She holds a Bachelor of Science degree in nursing and a Master of Business Administration-Management degree from Rivier University.

With over 25 years in the health care industry, Ms. Lachance brings extensive experience in healthcare operations and expertise in clinical and customer service.

Scott A. Shuda (Director, Chairman). Scott A. Shuda has been a member of the Company’s Board of Directors since September 7, 2016 and was elected Chairman of the Board effective December 19, 2018. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP (“Meridian”) and BlueLine Partners, LLC, investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda has served as a director of Iridex Corporation ("Iridex") (NASDAQ: IRIX), a global leader in ophthalmic laser systems since 2019 and was elected chairman of the board effective June 24, 2020. He also serves as a member of the compensation committee and the nominating & governance committees. He previously served on the Iridex Board from 2012 to 2017. Mr. Shuda holds both a Juris Doctor degree and a Master of Business Administration degree from Georgetown University.

Mr. Shuda has extensive experience with small public companies particularly those within the medical devices industry. He brings more than 25 years of professional experience in law, technology and entrepreneurial endeavors, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda also serves as the Managing Director of TSV Investment Partners, LLC, which is the sole general partner of Meridian and a Company stockholder.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE American LLC. Based upon information solicited from each director, the Board of Directors has affirmatively determined that each of the directors is “independent” within the meaning of the NYSE American LLC’s director independence standards (each such director an "Independent Director"), except for: (i) Mr. DiIorio, who currently serves as the Company's Chief Executive Officer; and (ii) Ms. Lachance who currently serves as the Company's President and Chief Operating Officer. Mr. Gendron provided financial consulting services to the Company from January 2019 until his election to the Board, and Mr. Boyd provided governance and strategy consulting services to the Company from February 2022 until his election to the Board. In determining that Mr. Gendron and Mr. Boyd are independent, the Board considered the consulting arrangements and determined that such arrangements did not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” RALPH BOYD, RICHARD DIIORIO, KENNETH EICHENBAUM, PAUL GENDRON, BEVERLY HUSS, CARRIE LACHANCE, AND SCOTT SHUDA FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of seven meetings during the fiscal year ended December 31, 2023. Each director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served (or portion of the meetings held during which they served as a director or committee member). In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic meetings and other communications with each other and the executive officers. At each of the regularly scheduled meetings of the Board of Directors held during fiscal year ended December 31, 2023 the independent directors had the opportunity to hold an executive session, presided over by the Chairman of the Board. The Board does not have a policy regarding director attendance at annual meetings of stockholders, although such attendance is highly encouraged. All, who were members of the Board at such time, attended the 2023 Annual Meeting of Stockholders.

Committees. The Board of Directors has established three standing committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which is comprised entirely of Independent Directors and report to the full Board of Directors. From time to time during the assessment of certain strategic opportunities, the Board may establish a special committee comprised wholly of Independent Directors.

Leadership Structure. The Company currently has different individuals serving as its Chief Executive Officer and Chairman of the Board. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function.

Audit Committee

The Audit Committee is composed entirely of Independent Directors. The following individuals are the current members of the Audit Committee: Messrs. Gendron and Lehman and,prior to his resignation, Mr. Malhotra. Mr. Gendron serves as Chairman of the Audit Committee. The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent,” as defined in the NYSE American LLC listing standards, and under the additional Audit Committee independence standards in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and the adequacy of the Company’s accounting and control systems. The Audit Committee held ten meetings during the fiscal year ended December 31, 2023.

The Board of Directors has determined that Mr. Gendron qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the "Corporate Governance" page of the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) is composed entirely of Independent Directors. The following individuals are the current members of the Nominating Committee: Messrs. Boyd, Lehman and Shuda. Dr. Lehman serves as Chairman of the Nominating Committee. The Board of Directors has affirmatively determined that each of the members of the Nominating Committee is “independent” as defined in the NYSE American LLC listing standards. The Nominating Committee is responsible for identifying, selecting and qualifying Board member candidates; and for reviewing and reporting on the Company's Environmental, Social & Governance (ESG) strategy, initiatives and policy. The Nominating Committee held two meetings during the fiscal year ended December 31, 2023. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the "Corporate Governance" page of Company’s website at www.infusystem.com.

The individuals identified as Board member candidates are recommended for nomination to the full Board of Directors. The Nominating Committee considers all qualified director candidates identified by members of the Nominating Committee, by senior management and by stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information to InfuSystem Holdings, Inc., 3851 W. Hamlin Road, Rochester Hills, MI 48309, Attn: Corporate Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this proxy statement entitled “Stockholder Proposals for the 2024 Annual Meeting.” All proposals for nomination timely received by the Corporate Secretary will be presented to the Nominating Committee for consideration and such nominees will be evaluated in the same manner as other director candidates.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

•Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

The Nominating Committee considers the diversity of candidates, which may include diversity of skills, experience and backgrounds. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying Board member candidates.

Application of the factors listed above requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way. The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement. Members of the Nominating Committee had several meetings and conversations with each of the director nominees as a part of this review and assessment.

In addition, in connection with Mr. Malhotra's resignation from the Board, pursuant to the Cooperation Agreement, dated March 8, 2024, between the Company and Mr. Malhotra (the "Cooperation Agreement"), Mr. Malhotra participated in the process leading to this slate of director nominees, and all such director nominees have been approved by Mr. Malhotra and each member of the Board.

Compensation Committee

The Compensation Committee is composed entirely of Independent Directors. The following individuals are current members of the Compensation Committee: Messrs. Boyd, Gendron, Lehman and Shuda. Mr. Malhotra was a member of the Compensation Committee prior to his resignation. Messrs. Boyd and Gendron serve as Co-Chairman of the Compensation Committee. The Board of Directors has affirmatively determined that each of the members of the Compensation Committee is “independent” as defined in the NYSE American LLC listing standards. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the Company's equity incentive plans and employee stock purchase plans, including (i) the Company's 2021 Equity Incentive Plan and its predecessor, the Company's 2014 Equity Plan, and (ii) the Company's 2023 Employee Stock Purchase Plan. The Compensation Committee held four meetings during the fiscal year ended December 31, 2023. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posted on the "Corporate Governance" page of Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance, with input from the Board of Directors and the Chief Executive Officer (for executive officers other than the Chief Executive Officer), in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of the Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors by sending written communications addressed to such person or persons to InfuSystem Holdings, Inc., 3851 W. Hamlin Road, Rochester Hills, MI 48309, Attn: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the addressee.

Code of Conduct and Business Ethics; Corporate Governance Guidelines

The Company has a Code of Conduct and Business Ethics Policy applicable to the Chief Executive Officer, the Chief Financial Officer and principal accounting officer, and other financial professionals. The Code of Conduct and Business Ethics Policy is available on the Corporate “Governance” page of the Company's website at www.infusystem.com. Only the Board of Directors can amend or grant waivers from the provisions of the Company’s Code of Conduct and Business Ethics Policy. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct and Business Ethics Policy, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct and Business Ethics that apply to our principal executive, financial and accounting officers, and other individuals performing similar duties, by posting the required information on our home office website at the above address. Our website is not part of this Proxy Statement or the Annual Report on Form 10-K incorporating this section by reference.

The Company's Corporate Governance Guidelines are also available online on the Corporate "Governance" page of the Company's website at www.infusystem.com.

Employee, Officer and Director Hedging

The Company has an Insider Trading Policy that applies to its employees, officers and directors. Under this policy, the Company strongly discourages employees, officers and directors from entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. This policy requires each employee, officer and director to pre-clear any such proposed transactions with appropriate Company personnel.

The Board of Directors’ Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews enterprise risk management and receives regular updates on risk exposures through the Audit Committee and senior management. While the Board as a whole has responsibility for risk oversight, including Chief Executive Officer succession planning, the committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the Board committees regarding risk oversight in their respective areas of responsibility.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors who served during the fiscal year ended December 31, 2023.

	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Name	( $ )	( $ ) (1) (2)	( $ )	( $ )
Ralph F. Boyd (3)	$68,316	$99,093	$—	$167,409
Paul A. Gendron (4)	$80,496	$99,093	$—	$179,589
Gregg O. Lehman (5)	$69,880	$99,093	$—	$168,973
R. Rimmy Malhotra (6)	$56,222	$99,093	$—	$155,315
Christopher R. Sansone (7)	$24,219	$—	$—	$24,219
Scott A. Shuda (8)	$97,632	$99,093	$—	$196,725

(1)In accordance with the SEC's proxy disclosure rules, included in the "Option Awards" column are the aggregate grant date fair values of option awards made during the fiscal year computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see Note 12 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)As part of their 2023 compensation package, each Independent Director received options to purchase 24,424 shares of the Company’s Common Stock at the exercise price of $9.18 per share, with the exception of Mr. Sansone, who did not receive options.

(3)As of December 31, 2023, Mr. Boyd had 49,424 aggregate outstanding stock options including 25,000 which were exercisable. The outstanding stock options will expire in two installments of 25,000 and 24,424 on May 17, 2032 and May 18, 2033, respectively.

(4)As of December 31, 2023, Mr. Gendron had 99,424 aggregate outstanding stock options (75,000 of which were exercisable) that will expire in three equal installments of 25,000 on May 20, 2030, May 18, 2031 and May 17, 2032 and one installment of 24,424 on May 18, 2033.

(5)As of December 31, 2023, Dr. Lehman had 74,424 aggregate outstanding stock options (50,000 of which were exercisable) that will expire in two equal installments of 25,000 on May 20, 2030 and May 18, 2031 and one installment of 24,424 on May 18, 2033.

(6)As of December 31, 2023, Mr. Malhotra had 24,424 outstanding stock options that were not vested. In consideration for certain standstill, release, indemnity and voting provisions under the Cooperation Agreement, the Company agreed to pay Mr. Malhotra $125,000 as compensation for, among other things, the value of the director stock options that Mr. Malhotra agreed to surrender coincident to his resignation.
(7)Mr. Sansone earned cash fees on a pro-rata basis for his service prior to his departure in May 2023. As of December 31, 2023 Mr. Sansone had no outstanding stock options.

(8)As of December 31, 2023, Mr. Shuda had 164,424 aggregate outstanding stock options (140,000 of which were exercisable) that will expire in four equal installments of 35,000 on May 15, 2024, May 20, 2030, May 18, 2031 and May 17, 2032 and one installment of 24,424 on May 18, 2033.

Current Independent Director Compensation

Each of the non-employee directors received the following annual cash compensation (or portion of cash compensation for fiscal year during which served as a director or committee member) in 2023:

•$50,000 for each non-employee Independent Director on the Board;
•$90,000 for the Chairman of the Board;
•$20,000 for the Chair of the Audit Committee and $10,000 for each Audit Committee member;
•$12,500 for each Co-Chair of the Compensation Committee; and
•$10,000 for the Chair of the Nominating Committee and $5,000 for each Nominating Committee member.

Board and committee compensation is paid quarterly in arrears, on calendar quarters.

The non-employee directors received the following annual stock compensation grants in 2023 with the exception noted in Footnote 2 above.:

•Options for 24,424 shares of the Company’s Common Stock for each Independent Director.

Any such grant of options to non-employee directors are contingent upon sufficient share capacity under the Company’s 2021 Equity Incentive Plan. Further, such options are typically granted on the date of the Company’s annual meeting of stockholders. Options were granted in 2023 with an exercise price equal to the closing price of the stock on the grant date and vest over a period of one year or immediately upon a change in control, as defined under the Company’s 2021 Equity Incentive Plan.

PROPOSAL 2

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Such a “say-on-pay” vote gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote "FOR" approval of the advisory resolution in this Proposal 2 because the Board believes that the Company’s executive compensation policies and practices are effective in incentivizing our named executive officers to achieve the Company’s goals of growth and sustained financial and operating performance, in aligning executives’ interests with those of the stockholders, and in attracting, retaining, motivating and rewarding highly talented executives. Please refer to “Executive Officers” and “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs, compensation information for the fiscal year ended December 31, 2023 and the current compensation of our named executive officers.

The vote on this Proposal 2 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis, and the next such vote will occur at the 2024 Annual Meeting of Stockholders.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2024. The Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider its selection of audit firms but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

EXECUTIVE OFFICERS

The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors and hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Set forth below are the names and certain biographical information regarding the Company's executive officers.

Name	Age	Position
Richard DiIorio (1)	49	Chief Executive Officer and Director
Carrie Lachance (1)	47	President, Chief Operating Officer and Director
Addam Chupa	45	Executive Vice President, Chief Information Officer
Jerod Funke	49	Executive Vice President, Chief Human Resources Officer
Barry Steele	53	Executive Vice President and Chief Financial Officer
(1)See "Directors" for biographical information regarding Mr. DiIorio and Ms. Lachance.

Addam Chupa

Addam Chupa joined InfuSystem in January 2020 as Senior Vice President of Information Technology. He previously served as Director of Information Technology Operations of Forum Health from April 2019 to January 2020. Prior to these roles, he served in various capacities including Director of IT Operations at Diplomat Pharmacy from January 2014 to April 2019. Mr. Chupa received his Bachelor of Business Administration degree with a major in computer information systems from Walsh College.

Jerod Funke

Jerod Funke joined InfuSystem in October 2023 as Executive Vice President and Chief Human Resources Officer. He previously worked for Insulet Corporation from March 2021 through October 2023 serving as Vice President Global Talent Acquisition from March 2021 though October 2023 and Senior Human Resources Business Partner-Global Operations from June 2021 through October 2023. Prior to that he served as Vice President Global Talent Acquisition for Vertex Pharmaceuticals from January 2017 though February 2021. Mr. Funke earned a Bachelor of Arts degree in psychology and a Master of Arts degree in developmental psychology from Boston College while competing as a Division-1 football player.

Barry Steele

Barry Steele joined InfuSystem in March 2020 as Executive Vice President, Chief Financial Officer. He previously served as Chief Financial Officer of Horizon Global Corporation from February 2019 to June 2019 and as Vice President of Finance and Chief Financial Officer of Gentherm from October 2004 to December 2018. Earlier he held various finance positions with Advanced Accessory Systems, LLC including Chief Financial Officer. Mr. Steele, who is a CPA, began his career with Price Waterhouse LLP in 1993. He received his Bachelor of Science degree, majoring in Accounting, from Hillsdale College.

EXECUTIVE COMPENSATION

Smaller Reporting Company Status

The Company is a "smaller reporting company," as defined in Item 10(f)(1) of Regulation S-K. As a "smaller reporting company," the Company is permitted to provide the scaled disclosure required by Items 402(m)-(r) of Regulation S-K in lieu of the more extensive disclosure required of other reporting companies.

Summary Compensation Table

The following table sets forth the compensation of the named executive officers of the Company for the fiscal years presented below.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Richard DiIorio	2023	$600,000	$498,000	$615,238	$535,108	$38,311	$2,286,657
Chief Executive Officer	2022	$600,000	$174,000	$526,503	$214,599	$32,265	$1,547,367

Carrie Lachance	2023	$410,000	$405,225	$189,180	$243,773	$16,081	$1,264,258
President and Chief Operating Officer	2022	$389,481	$67,860	$228,151	$92,993	$16,200	$794,685

Barry Steele	2023	$400,000	$308,200	$184,584	$237,825	$17,231	$1,147,839
Executive Vice President and Chief Financial Officer	2022	$300,000	$43,500	$175,495	$71,534	$15,958	$606,487

(1)For 2023, amounts represent discretionary annual bonus awards earned by our named executive officers with respect to the Company’s performance for 2023 (Mr. DiIorio: $498,000; Ms. Lachance: $255,225 and Mr. Steele: $208,200) and cash retention awards payable to our named executive officers in four equal installments in May 2023, July 2023, October 2023 and January 2024 (Ms. Lachance: $150,000; and Mr. Steele: $100,000).

(2)In accordance with the SEC's proxy disclosure rules, included in the "Stock Awards" and "Option Awards" columns are the aggregate grant date fair values of stock awards and option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see Note 12 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(3)The Company matches all of an employee's 401(k) contribution up to a maximum of 5% of a participant’s eligible salary, or certain statutory limits. All Other Compensation for 2023 consists of the following: (i) for Mr. DiIorio, $21,727 for use of a company vehicle, $16,169 for employer 401(k) matching contributions, and miscellaneous other benefits; (ii) for Ms. Lachance, $15,665 for employer 401(k) matching contributions, and miscellaneous other benefits; and (iii) for Mr. Steele, $16,594 for employer 401(k) matching contributions, and miscellaneous other benefits.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options and unvested stock incentive plan awards for each of the named executive officers as of December 31, 2023:

	Option Awards:				Stock Awards:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units That Have Not Vested (1) ($)
Richard DiIorio (2)	50,000	—	$2.69	12/08/24
	25,000	—	$2.60	03/10/25
	40,000	—	$2.76	08/18/26
	25,000	—	$2.15	03/15/27
	25,000	—	$11.07	05/20/30
	13,786	6,892	$19.50	05/18/31
	19,998	39,986	$8.58	05/17/32
	—	131,891	$9.18	05/18/33
					74,620	$786,495
							42,235	$445,157
							19,608	$206,668
Carrie Lachance (3)	50,000	—	$2.70	4/19/28
	40,000	—	$4.70	5/15/29
	20,000	—	$11.07	5/20/30
	41,230	20,613	$19.50	5/18/31
	8,666	17,327	$8.58	5/17/32
	—	60,084	$9.18	5/18/33
					84,736	$893,117
							8,864	$93,427
							8,932	$94,143
Barry Steele (4)	50,000	—	$6.82	03/18/25
	15,000	—	$11.07	05/20/30
	6,893	3,446	$19.50	05/18/31
	6,666	13,329	$8.58	05/17/32
	—	58,618	$9.18	05/18/33
					29,402	$309,897
							6,818	$71,862
							8,715	$91,856

(1)Represents unvested restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), each representing a contingent right to receive one share of the Company's Common Stock, multiplied by $10.54, the closing price of the Company's Common Stock on December 31, 2023, as quoted by the NYSE American LLC. The number and payout value for the PSUs included in this table are based on achieving threshold performance.

(2)At December 31, 2023, Mr. DiIorio owned 20,455 and 21,780 target-level PSUs that will vest on May 17, 2024 and March 15, 2025, respectively, subject to the attainment of performance goals discussed below. At December 31, 2023, Mr. DiIorio owned 19,608 PSUs that are earned, provided his employment is continuing on the vesting date, based upon the achievement of the market condition which is the Total Shareholder Return (“TSR”) attained during the performance period ranked on a percentile basis relative to a comparator group consisting of each company included in the Russell 2000 index. TSR is defined as stock price appreciation plus reinvested dividends and the performance period starts on January 1, 2023 and ends on December 31, 2024. The

Relative TSR PSUs are earned from 50% to 200% of target based on actual performance, which thereafter represents the right to receive one share of the Company’s common stock for each PSU. At December 31, 2023, Mr. DiIorio owned the 74,620 RSUs which will vest subject to his continued employment as follows: (i) 14,103 on May 18, 2024; (ii) 40,909 on May 17, 2025; and (iii) 19,608 on May 18, 2026. Settlement of the Common Stock underlying RSUs will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following certification of the achievement of the specified performance goals. At December 31, 2023, Mr. DiIorio owned the following unvested options: (i) unvested options to purchase 6,892 shares of Common Stock, which vest on May 18, 2024; and (ii) unvested options to purchase 39,986 shares of Common Stock, which vest in two equal annual installments starting on May 17, 2024; and (iii) unvested options to purchase 131,891 shares of Common Stock which will vest in three equal annual installments starting on May 18, 2024.

(3)At December 31, 2023, Ms. Lachance owned 8,864 target-level PSUs that will vest on May 17, 2024, subject to the attainment of performance goals discussed below. At December 31, 2023, Ms. Lachance owned 8,932 PSUs that are earned, provided her employment is continuing on the vesting date, based upon the achievement of the market condition which is the Total Shareholder Return (“TSR”) attained during the performance period ranked on a percentile basis relative to a comparator group consisting of each company included in the Russell 2000 index. TSR is defined as stock price appreciation plus reinvested dividends and the performance period starts on January 1, 2023 and ends on December 31, 2024. The Relative TSR PSUs are earned from 50% to 200% of target based on actual performance, which thereafter represents the right to receive one share of the Company’s common stock for each PSU. At December 31, 2023, Ms. Lachance owned 84,736 RSUs which will vest subject to her continued employment as follows: (i) 50,000 on March 1, 2024; (ii) 8,077 on May 18, 2024; (iii) 17,727 on May 17, 2025; and 8,932 on May 18, 2026. Settlement of the Common Stock underlying RSUs will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following certification of the achievement of the specified performance goals. At December 31, 2023, Ms. Lachance owned the following unvested options: (i) unvested options to purchase 20,613 shares of Common Stock, which vest on May 18, 2024; (ii) unvested options to purchase 17,327 shares of Common Stock, which vest in two equal annual installments starting on May 17, 2024; and (iii) unvested options to purchase 60,084 shares of Common Stock, which vest in three equal annual installments starting on May 18, 2024.

(4)At December 31, 2023, Mr. Steele owned 6,818 target-level PSUs that will vest on May 17, 2024, subject to the attainment of performance goals discussed below. At December 31, 2023, Mr. Steele owned 8,715 PSUs that are earned, provided his employment is continuing on the vesting date, based upon the achievement of the market condition which is the Total Shareholder Return (“TSR”) attained during the performance period ranked on a percentile basis relative to a comparator group consisting of each company included in the Russell 2000 index. TSR is defined as stock price appreciation plus reinvested dividends and the performance period starts on January 1, 2023 and ends on December 31, 2024. The Relative TSR PSUs are earned from 50% to 200% of target based on actual performance, which thereafter represents the right to receive one share of the Company’s common stock for each PSU. At December 31, 2023, Mr. Steele owned 29,402 RSUs which will vest subject to his continued employment as follows: (i) 7,051 on May 18, 2024; (ii) 13,636 on May 17, 2025; and (iii) 8,715 on May 18, 2026. Settlement of the Common Stock underlying RSUs will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following certification of the achievement of the specified performance goals. At December 31, 2023, Mr. Steele owned the following unvested options: (i) unvested options to purchase 3,446 shares of Common Stock, which vest on May 18, 2024; (ii) unvested options to purchase 13,329 shares of Common Stock, which vest in two equal annual installments starting on May 17, 2024; and (iii) unvested options to purchase 58,618 shares of Common Stock, which vest in three equal annual installments starting on May 18, 2024.

Equity Awards Granted to Mr. DiIorio

On May 17, 2022, Mr. DiIorio was granted options to purchase 59,984 shares of the Company’s Common Stock at the exercise price of $8.58 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan.

On May 17, 2022, Mr. DiIorio received a grant of 40,909 RSU’s which will vest on May 17, 2025, subject to continued service through the vesting date. Settlement of the underlying shares of Common Stock occurs on the vesting date.
On May 17, 2022, Mr. DiIorio was also awarded 20,455 PSUs for the performance period ending December 31, 2023 and the units will vest on May 17, 2024 based upon the attainment of a specified net revenue measure goal. The PSUs provide a scale of Common Stock to be issued based on the attainment of the performance goal during the performance period, pursuant to which Mr. DiIorio may earn between 0% of the "target" award (if the Company’s net revenue achieved with respect to such performance period is below the "threshold" performance goal), between 50% and 100% of the "target" award on a pro-rata basis (if the Company's net revenue achieved with respect to such performance period is between the "threshold" and the "target" performance goal) and between 100% and 250% of the "target" award (if the performance level achieved with respect to such performance period equals or exceeds the "target" performance goal). Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goal.

On May 18, 2023, Mr. DiIorio was granted options to purchase 131,891 shares of the Company’s Common Stock at the exercise price of $9.18 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan.

On May 18, 2023, Mr. DiIorio received a grant of 19,608 RSU’s which will vest on May 18, 2026, subject to continued service through the vesting date. Settlement of the underlying shares of Common Stock occurs on the vesting date.

On May 18, 2023, Mr. DiIorio received a grant of 19,608 PSUs that are earned, provided his employment is continuing on the vesting date, based upon the achievement of the market condition which is the Total Shareholder Return (“TSR”) attained during the performance period ranked on a percentile basis relative to a comparator group consisting of each company included in the Russell 2000 index. TSR is defined as stock price appreciation plus reinvested dividends and the performance period starts on January 1, 2023 and ends on December 31, 2024. The Relative TSR PSUs are earned from 50% to 200% of target based on actual performance, which thereafter represents the right to receive one share of the Company’s common stock for each PSU.

On May 18, 2023, Mr. DiIorio was also awarded 21,780 PSUs for the performance period ending December 31, 2024. The units will vest upon the Company's publication of it's 2024 financial results which are expected to be reported during the month of March 2025 based upon the attainment of a specified minimum amount of adjusted earnings before interest, income taxes, depreciation and amortization for the year ended December 31, 2024. Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goal.

Equity Awards Granted to Ms. Lachance

On May 17, 2022, Ms. Lachance was granted options to purchase 25,993 shares of the Company’s Common Stock at the exercise price of $8.58 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan.

On May 17, 2022, Ms. Lachance received a grant of 17,727 RSU’s which will vest on May 17, 2025, subject to continued service through the vesting date. Settlement of the underlying shares of Common Stock occurs on the vesting date.
On May 17, 2022, Ms. Lachance was also awarded 8,864 PSUs for the performance period ending December 31, 2023 and the units will vest on May 17, 2024 based upon the attainment of a specified net revenue measure goal. The PSUs provide a scale of Common Stock to be issued based on the attainment of the performance goal during the performance period, pursuant to which Ms. Lachance may earn between 0% of the "target" award (if the Company’s net revenue achieved with respect to such performance period is below the "threshold" performance goal), between 50% and 100% of the "target" award on a pro-rata basis (if the Company's net revenue achieved with respect to such performance period is between the "threshold" and the "target" performance goal) and between 100% and 250% of the "target" award (if the performance level achieved with respect to such performance period equals or exceeds the "target" performance goal). Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goal.

On May 18, 2023, Ms. Lachance was granted options to purchase 60,084 shares of the Company’s Common Stock at the exercise price of $9.18 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan.

On May 18, 2023, Ms. Lachance received a grant of 8,932 RSU’s which will vest on May 18, 2026, subject to continued service through the vesting date. Settlement of the underlying shares of Common Stock occurs on the vesting date.

On May 18, 2023, Ms. Lachance received a grant of 8,932 PSUs that are earned, provided his employment is continuing on the vesting date, based upon the achievement of the market condition which is the Total Shareholder Return (“TSR”) attained during the performance period ranked on a percentile basis relative to a comparator group consisting of each company included in the Russell 2000 index. TSR is defined as stock price appreciation plus reinvested dividends and the performance period starts on January 1, 2023 and ends on December 31, 2024. The Relative TSR PSUs are earned from 50% to 200% of target based on actual performance, which thereafter represents the right to receive one share of the Company’s common stock for each PSU.

Equity Awards Granted to Mr. Steele

On May 17, 2022, Mr. Steele was granted options to purchase 19,995 shares of the Company’s Common Stock at the exercise price of $8.58 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan.

On May 17, 2022, Mr. Steele received a grant of 13,636 RSU’s which will vest on May 17, 2025, subject to continued service through the vesting date. Settlement of the underlying shares of Common Stock occurs on the vesting date.
On May 17, 2022, Mr. Steele was also awarded 6,818 PSUs for the performance period ending December 31, 2023 and the units will vest on May 17, 2024 based upon the attainment of a specified net revenue measure goal. The PSUs provide a scale of Common Stock to be issued based on the attainment of the performance goal during the performance period, pursuant to which Mr. Steele may earn between 0% of the "target" award (if the Company’s net revenue achieved with respect to such performance period is below the "threshold" performance goal), between 50% and 100% of the "target" award on a pro-rata basis (if the Company's net revenue achieved with respect to such performance period is between the "threshold" and the "target" performance goal) and between 100% and 250% of the "target" award (if the performance level achieved with respect to such performance period equals or exceeds the "target" performance goal). Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goal.

On May 18, 2023, Mr. Steele was granted options to purchase 58,618 shares of the Company’s Common Stock at the exercise price of $9.18 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan.

On May 18, 2023, Mr. Steele received a grant of 8,715 RSU’s which will vest on May 18, 2026, subject to continued service through the vesting date. Settlement of the underlying shares of Common Stock occurs on the vesting date.

On May 18, 2023, Mr. Steele received a grant of 8,715 PSUs that are earned, provided his employment is continuing on the vesting date, based upon the achievement of the market condition which is the Total Shareholder Return (“TSR”) attained during the performance period ranked on a percentile basis relative to a comparator group consisting of each company included in the Russell 2000 index. TSR is defined as stock price appreciation plus reinvested dividends and the performance period starts on January 1, 2023 and ends on December 31, 2024. The Relative TSR PSUs are earned from 50% to 200% of target based on actual performance, which thereafter represents the right to receive one share of the Company’s common stock for each PSU.

Employment Agreements

On May 24, 2021, the Company entered into First Amended and Restated Employment Agreements with each of Messrs. DiIorio, Steele and Ms. Lachance (the “Employment Agreements”), which govern the terms of each executive’s employment with the Company. Under the Employment Agreements, Messrs. DiIorio, Steele and Ms. Lachance are entitled to initial annual base salaries of $550,000, $275,000, and $315,000, respectively, subject to an annual review for an increase at the discretion of the Company. Messrs. DiIorio, Steele and Ms. Lachance are also eligible to receive an annual performance-based bonus of up to 70%, 40% and 50%, or such other percentage as determined annually, respectively of their then-current base salary, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Each executive is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee, as well as additional option or restricted stock grants as determined by the Compensation Committee. Under the Employment Agreements, each executive is entitled to expense reimbursement for business expenses incurred by such executive in the performance of his or her duties, and each executive is also eligible to participate in any group life insurance plan, group medical and/or dental plan, disability plans and other employee benefit plans, which are made available by the Company to its executives. Mr. DiIorio also has the right to use a Company-leased automobile.

Under the Employment Agreements, each executive is considered an “at will” employee, whereby such executive’s employment with the Company may be terminated at any time by either party. Each executive is subject to a two-year non-solicitation provision for soliciting customers or diverting business from the Company, a two-year non-competition provision for employment with or participation in a competitive business in the U.S., Canada, Mexico or other country in which the Company has conducted business and a two-year non-solicitation provision for soliciting employees. The Employment Agreements contain customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of the executive’s employment and thereafter.
Under the Employment Agreements, in the event the executive’s employment is terminated by reason of his or her death or permanent disability, such executive would be entitled to: (i) the unpaid base salary earned for services rendered through the date of termination (the “Accrued Base Salary”); (ii) any accrued but unpaid annual incentive compensation determined by the Compensation Committee, in its sole direction, to have been earned in respect of the immediately preceding calendar year (the “Accrued Bonus”) plus a pro rata portion, based on the date of termination, of the annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met, contingent on funding of the bonus pool in respect of the current calendar year; (iii) unreimbursed expenses; and (iv) the limited death, disability, and/or income continuation benefits, if any, provided by the Company.
Under the Employment Agreements, in the event the executive’s employment is “involuntarily terminated” without “cause,” either alone or within six months prior to, or 12 months following, a “change of control” of the Company, such executive would be entitled to the following severance payments: (i) the Accrued Base Salary; (ii) the Accrued Bonus plus (x) in the case of an involuntary termination, a pro rata portion, based on the date of the termination, of the annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met, contingent on funding of the bonus pool in respect of the current calendar year or (y) in the case of a termination in connection with a “change of control,” the entire annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met; (iii) unreimbursed expenses; (iv) a lump sum cash severance payment in an amount equal to 12 months of such executive’s then current base salary or, in the case of a termination of Mr. DiIorio in connection with a “change of control,” 18 months of his then current base salary; and (v) continued COBRA coverage equal to the number of months used to calculate such executive’s lump sum cash severance payment. The payment of these severance amounts is contingent upon the executive’s compliance with certain restrictive covenants and his or her execution and delivery of an unconditional general release.
Under the Employment Agreements, in the event the executive’s employment is terminated for “cause,” such executive will be entitled to receive: (i) the Accrued Base Salary; (ii) the Accrued Bonus; and (iii) unreimbursed expenses.
For purposes of the Employment Agreements, a “change of control” means: (i) the sale of all or substantially all of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; or (iii) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of fifty percent (50%) or more of the outstanding voting securities of the Company by any person, trust, entity or group.
For purposes of the Employment Agreements, an “involuntary termination” means the termination of the executive’s employment with the Company: (i) involuntarily upon such executive’s discharge or dismissal; or (ii) voluntarily or involuntarily, provided such termination occurs in connection with one of the following events without such executive’s written consent: (a) a change in such executive’s position with the Company which materially reduces his or her level of responsibility; (b) a material reduction in such executive’s compensation; (c) a material breach by the Company of the Employment Agreement, subject to a 15-day cure period; or (d) in the case of Mr. DiIorio, a change in his principal work location to a location outside of the metropolitan Boston area.
For purposes of the Employment Agreements, termination for “cause” means the involuntary termination of the executive’s employment with the Company for: (i) such executive’s willful misconduct or gross negligence which has a material adverse impact on the Company; (ii) such executive’s conviction or, or pleading guilty or nolo contendere to, a felony or any crime involving fraud; (iii) such executive’s breach of his or her fiduciary duties to the Company; (iv) such executive’s failure to attempt in good faith to perform his or her duties, subject to a 15-day cure period; and (v) any other material breach by such executive of the Employment Agreement or other Company policies, subject to a 15-day cure period.

Effective January 1, 2024, Messrs. DiIorio and Mr. Steele's annual salaries were increased to $630,000 and $420,000, respectively, and Ms. Lachance's annual salary was increased to $430,500. The annual performance-based bonuses for Mr. DiIorio, Ms. Lachance and Mr. Steele for the year ending December 31, 2023 are up to 100%, 75% and 60%, respectively, of their current base salary.

Restricted Stock Unit, Performance Stock Unit and Option Agreements

Each of the named executive officers of the Company holds RSUs, PSUs and options, the terms of which are governed by applicable award agreements, unless otherwise modified by their respective employment agreements as described above. Under the terms of these agreements, in the event the grantee’s employment with the Company terminates prior the vesting of any RSUs, PSUs or options, such awards will be forfeited by the grantee and no benefits will be payable with respect to such forfeited awards. Notwithstanding the foregoing, in the event of a “change in control” (as defined in the agreements), the Compensation Committee will provide that any unvested RSUs or options will be assumed, or equivalent RSUs or options will be substituted (“Substitute Award”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that the shares of stock issuable upon the payment of such Substitute Award constitute securities registered in accordance with the Securities Act of 1933, as amended, or such securities are exempt from such registration. In the alternative, if the securities issuable upon the payment of such Substitute Award will not meet the requirements in the preceding sentence or, in the case of unvested options, the holders of shares of Common Stock will receive cash in the transaction, then the grantee will receive upon consummation of the “change in control” transaction a cash payment for: (i) unvested RSUs surrendered equal to the fair market value of the consideration to be received for each share of Common Stock in the “change in control” transaction times the number of shares of Common Stock underlying the unvested RSUs; (ii) unvested options surrendered an amount equal to the difference between the fair market value of the consideration to be received for each share of Common Stock in the “change in control” transaction times the number of shares of Common Stock underlying the unvested options and the aggregate exercise price of the surrendered options. In the event of a “change of control” transaction, any outstanding PSUs will vest as if the target performance goal of the applicable performance measure was achieved on the effective date of the change of control.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023 with respect to compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights ( a ) (1)	Weighted Average Exercise Price of options and rights ( b ) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3) ( c )
Plan Category:
Equity compensation plans approved by security holders:
2014 Plan *	748,846	$6.69	—
2021 Plan	1,602,811	$11.05	2,374,089
Total	2,351,657	$9.37	2,374,089

* As of December 31, 2023, this plan is no longer in effect other than for stock options and rights that were previously granted and remain outstanding.
(1) This amount includes 642,638 shares of common stock issuable upon the vesting of certain restricted stock awards and performance-based restricted stock units and 1,709,019 shares of common stock issuable upon the exercise of vested stock option awards.
(2) Excludes RSUs and PSUs, which have no exercise price.
(3) Includes 2,500,000 shares authorized as part of our 2021 Annual Meeting of Stockholders held in May 2021, plus 2,500,000 shares authorized as part of our 2023 Annual Meeting of Stockholders held in May 2023, less 2,625,911 shares that were made available to certain employees, directors and others.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation.”

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5)	Net Income (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$2,286,657	$2,413,801	$1,206,049	$1,246,269	$56.12	$872,000
2022	$1,547,367	$109,085	$821,176	$(5,465)	$46.22	$18,000
2021	$1,720,360	$1,244,800	$1,681,464	$1,448,239	$90.68	$1,420,000

(1)    The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. DiIorio (the Company's Chief Executive Officer and Principal Executive Officer ("PEO")) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”

(2)    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. DiIorio, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. DiIorio during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. DiIorio's total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2023	$2,286,657	$(1,150,346)	$1,277,490	$2,413,801
2022	$1,547,367	$(741,102)	$(697,180)	$109,085
2021	$1,720,360	$(1,075,175)	$599,615	$1,244,800

(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$1,292,739	$51,913	$—	$(3,559)	$(63,603)	$—	$1,277,490
2022	$751,761	$(989,510)	$—	$(345,892)	$(113,539)	$—	$(697,180)
2021	$799,331	$(307,717)	$149,995	$(41,994)	$—	$—	$599,615

(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. DiIorio, who has served as our CEO since 2017) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. DiIorio) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023 , Ms. Lachance and Mr. Steele; (ii) for 2022, Ms. Lachance and Thomas Ruiz, the Company's former Executive Vice President and Chief Commercial Officer; and (iii) for 2021, Ms. Lachance and Mr. Steele.

(4)    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. DiIorio), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. DiIorio) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. DiIorio) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,206,049	$(427,681)	$467,901	$1,246,269
2022	$821,176	$(273,795)	$(552,846)	$(5,465)
2021	$1,681,464	$(1,352,027)	$1,118,802	$1,448,239

(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$478,428	$64,272	$—	$(41,971)	$(32,828)	$—	$467,901
2022	$244,256	$(415,176)	$—	$(268,387)	$(113,539)	$—	$(552,846)
2021	$1,141,204	$(123,821)	$62,498	$38,921	$—	$—	$1,118,802

(5)    Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Mr. DiIorio and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. DiIorio) is aligned with the Company’s cumulative TSR over the two years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. DiIorio and to the other NEOs is comprised of equity awards.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
Company TSR
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
$120
$100
$80
$60
$40
$20
$91
$46
$56
$1,244,800
$1,448,239
$109,085
$(5,465)
$2,413,801
$1,246,269
2021
2022
2023
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income

As demonstrated by the following table, the amount of compensation actually paid to Mr. DiIorio and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. DiIorio) is generally aligned with the Company’s net income over the two years presented in the table.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
$1,244,800
$1,448,239
$109,085
$(5,465)
$2,413,801
$1,246,269
2021
2022
2023
PEO
Average for Non-PEO NEOs
Net Income

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 20, 2024, in each case, including shares of Common Stock which may be acquired by such persons within 60 days of such date, by:

•each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•each of the Company’s named executive officers, directors and nominees; and

•all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
AWM Investment Company, Inc. (1)	2,000,000	9.4%
Sansone Advisors, LLC (2)	1,670,543	7.9%
Acuitas Investments, LLC (3)	1,225,151	5.8%
BlackRock Inc. (4)	1,187,289	5.6%
The Vanguard Group (5)	1,065,298	5.0%
Richard DiIorio (6)	720,428	3.3%
Scott Shuda/Meridian OHC Partners, LP (7)	595,542	2.8%
Carrie Lachance (8)	366,075	1.7%
Barry Steele (9)	171,737	*
Paul Gendron (10)	159,424	*
Gregg Lehman (11)	74,770	*
R. Rimmy Malhotra/Nicoya Capital, LLC (12)	68,225	*
Ralph Boyd (13)	51,424	*
All directors and officers as a group (9 individuals) (14)	2,268,382	10.2%

* Less than 1%
** Based on 21,264,695 shares of Common Stock outstanding as of March 20, 2024. Shares of Common Stock subject to options held by any person that are currently exercisable or are exercisable within 60 days after March 20, 2024 or RSUs or PSUs that will settle (or can settle) within 60 days after March 20, 2024 are deemed outstanding for purposes of computing the percentage ownership of such person but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(1)Based solely on a review of Schedule 13G/A filed on February 14, 2024 by AWM Investment Company, Inc. (“AWM”), which is the investment advisor to Special Situations Life Sciences Fund, L.P. (“SSLS”). The aggregate number of shares beneficially held by these entities is 2,000,000. The business address of AWM is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(2)Based solely on a review of Schedule 13D/A filed on November 29, 2023 by Sansone Advisors, LLC, Sansone Capital Management, LLC and Christopher Sansone, which each have shared voting and dispositive power over 1,612,194 shares of Common Stock, and Sansone Partners, LP which has shared voting and dispositive power over 1,464,916 shares of Common Stock. The reported securities may also be deemed to be indirectly beneficially owned by Mr. Christopher Sansone as the managing member of the investment manager and the general partner of these limited partnerships. Accordingly, Mr. Sansone holds voting and dispositive power over 1,612,194 shares of Common Stock held by Sansone Advisors, LLC and 58,349 shares held directly. The address for each party is 151 Bodman Place, Suite 100, Red Bank, New Jersey 07701.
(3)Based solely on a review of Schedule 13G/A filed on February 2, 2024 by Acuitas Investments, LLC. The business address of Acuitas Investments, LLC is 520 Pike Street, Suite 1221, Seattle, Washington 98101.

(4)Based solely on a review of Schedule 13G filed on January 29, 2024 by BlackRock, Inc.. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(5)Based solely on a review of Schedule 13G filed on February 13, 2024 by The Vanguard Group. The business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)Represents 425,033 shares of Common Stock held directly and 269,633 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2024, and 25,762 RSUs that will become vested within 60 days of March 20, 2024.

(7)Based solely on a review of Schedule 13D/A filed on March 28, 2023 by Meridian OHC Partners, LP. ("Meridian"), Meridian TSV II, LP ("Meridian TSV"), TSV Investment Partners, LLC ("TSV"), BlueLine Capital Partners II, LP ("Blue-Line Capital") and Blue Line Partners, LLC ("Blue Line"). The aggregate number of shares beneficially held by these entities is 340,624. Mr. Shuda also owns 90,494 shares of Common Stock. Mr. Shuda serves as the Managing Director of TSV, which is the sole general partner of Meridian. Accordingly, Mr. Shuda holds voting and dispositive power over 431,118 shares of Common Stock and 164,424 shares of Common Stock that may be acquired by Mr. Shuda upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2024. The business address of Meridian is 425 Weed Street, New Canaan, Connecticut 06840.

(8)Represents 143,745 shares of Common Stock held directly and 209,201 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2024, and 13,129 RSUs that will become vested within 60 days of March 20, 2024.

(9)Represents 59,642 shares of Common Stock held directly and 108,209 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2024, and 3,886 RSUs that will become vested within 60 days of March 20, 2024.

(10)Represents 60,000 shares of Common Stock held directly and 99,424 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2024.

(11)Represents 346 shares of Common Stock held directly and 74,434 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2024.

(12)Represents 45,000 shares directly owned by Nicoya Fund, LLC and 23,225 shares owned by Mr. Malhotra. Mr. Malhotra serves as the managing director of Nicoya Capital, LLC which is the managing member of Nicoya Fund, LLC (collectively, "Nicoya"). Accordingly, Mr. Malhotra holds voting and dispositive power over 45,000 shares of Common Stock. Pursuant to the Cooperation Agreement, during the three years following the date of the Cooperation Agreement (the "Standstill Period"), Mr. Malhotra and Nicoya agree that they will, and each will cause their respective controlled affiliates, to vote all shares of the Company’s stock held by such persons or entities in conformity with the Board’s recommendations for any matter brought to a shareholder vote. In addition, during the Standstill Period, neither Mr. Malhotra or Nicoya will, without the written consent of the Board, directly or indirectly: (i) acquire or attempt to acquire any shares of the Company’s stock, or any options to purchase or sell shares of the Company’s stock; (ii) make, effect or commence any tender or exchange offer, merger or other business combination involving the Company; (iii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise any person with respect to the voting of, any voting securities of the Company; (iv) disclose any intention, plan or arrangement inconsistent with the foregoing; or (v) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company, other than a group among Mr. Malhotra, Nicoya and their affiliates.

(13)Represents 2,000 shares of Common Stock held directly and 49,424 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2024.

(14)Represents 825,504 shares of Common Stock held directly, 385,624 shares held indirectly, 1,001,627 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2024, and 55,627 RSUs that will become vested within 60 days of March 20, 2024. Business address for each of the directors and executive officers is c/o InfuSystem Holdings, Inc., 3851 W. Hamlin Road Rochester Hills, Michigan 48309.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company's Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and "related parties" (generally, directors, executive officers and stockholders owning five percent or greater of the Company's outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company's best interests.

Related Party Transactions

The Company does not have any related party transactions required to be reported under Item 404(d) of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2023. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, accounting principles and internal controls as well as preparation of the Company’s consolidated financial statements.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm Deloitte & Touche LLP (the “Auditor”) for the fiscal year ended December 31, 2023. The Audit Committee reviewed and discussed with the Auditor the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed the Company’s audited consolidated financial statements and the adequacy of the Company’s internal controls with management and with the Auditor. The Audit Committee met with the Auditor, without management present, to discuss the results of the Auditor’s audits and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the Auditor, as well as discussed with the Auditor the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board, or PCAOB. The Auditor has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the Auditor’s communications with the Audit Committee regarding independence and the Audit Committee has discussed the Auditors’ independence with the Auditor and management. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

The Audit Committee has the sole authority to appoint the independent registered public accounting firm. As discussed in Proposal 5, the Audit Committee has determined that it is in the best interests of the Company and its stockholders to recommend that the Board of Directors ask the stockholders, at the Annual Meeting, to ratify the appointment of the Auditor as its independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Audit Committee

Paul Gendron, Chairman
Gregg Lehman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 by Deloitte & Touche LLP (“Deloitte”), who was appointed as the Company’s independent registered public accounting firm on July 26, 2023 and by BDO USA, LLP ("BDO"), the Company's independent registered public accounting firm prior to the appointment of Deloitte.

	Deloitte	BDO	Total
Audit Fees	$1,070,000	$256,484	$1,326,484
Audit-Related Fees	$—	$34,345	$34,345
All Other Fees	$—	$—	$—
Total	$1,070,000	$290,829	$1,360,829

Audit Fees for Deloitte included for professional services rendered for the audit of the annual consolidated financial statements for the year ended December 31, 2023 and for reviews of the Company’s quarterly reports on Form 10-Q for the second and third quarters of 2023. Audit fees for BDO included professional services rendered for the review of the Company's quarterly report on Form 10-Q for the first quarter of 2023 and procedures supporting their consent to include their previously issued reports in the Company's Form S-8 registration statements filed on June 6, 2023 and consent to use their previously issued reports on the company's consolidated financial statements for the two-year period ended December 31, 2022 that were included in the Company's Annual Report on Form 10-K filed on April 10, 2024.

Audit-Related Fees for BDO included professional services provided to audit the financial statement of the Company sponsored 401(k) Savings Plan for the year ended and December 31, 2022.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and set of procedures for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case-by-case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2023 and 2022 were for audit services and audit-related services as described above.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2025 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary at the Company’s principal executive offices located at 3851 Hamlin Road, Rochester Hills, Michigan 48309 no later than December 12, 2024.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws, which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 3851 Hamlin Road, Rochester Hills, Michigan 48309 no earlier than 90 days (February 15, 2025) and no later than 60 days (March 17, 2025) prior to the anniversary date of the 2024 Annual Meeting or they will be considered untimely.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “house-holding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Proxy Services, C/O Computershare Investor Services, P.O. Box 43101, Providence, RI 02040-5067 (regular mail), Computershare Investor Services, 150 Royall Street, Suite 101, Canton, MA 02021 (Overnight mail); or by telephone at 1-800-522-6645. If your stock is held through a broker, bank or other nominee and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker, bank or other nominee. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Proxy Services, C/O Computershare Investor Services, P.O. Box 43101, Providence, RI 02040-5067 (regular mail), Computershare Investor Services, 150 Royall Street, Suite 101, Canton, MA 02021 (overnight mail); or by telephone at 1-800-522-6645, or, in the case of stockholders holding their stock though a broker, bank or other nominee, by contacting such broker, bank or other nominee.

GENERAL

Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote on these other matters in their discretion, subject to compliance with Rule 14a-4(c) under the Exchange Act.

A copy of the Company’s most recent Annual Report on Form 10-K and Code of Business Conduct and Ethics Policy is available on the "Governance" page of the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 3851 W. Hamlin Road, Rochester Hills, Michigan 48309, Attn: Corporate Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this proxy statement, the notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•Forwarding printed proxy materials by mail to beneficial owners; and

•Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

(Regular Mail)
Proxy Services
C/O Computershare Investor Services
P.O. BOX 43101
Providence, RI 02040-5067

(Overnight Mail)
Computershare Investor Services
150 Royall Street
Suite 101
Canton, MA 02021
Stockholders Call Toll-Free at: +1 (800) 522-6645

BY ORDER OF THE BOARD OF DIRECTORS:

Barry Steele
Corporate Secretary
InfuSystem Holdings, Inc.

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 1 U P X Mark here to vote FOR all nominees 01 - Ralph Boyd 02 - Richard DiIorio 03 - Kenneth D. Eichenbaum 04 - Paul Gendron 05 - Beverly A. Huss 06 - Carrie Lachance 07 - Scott Shuda Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________________________________ Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03YKFC + + 2. Approval, on an advisory basis, of the Company’s executive compensation. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2024 Annual Meeting Proxy Card i nds a vote FOR all the nominees listed; FOR Pr posals 2 and 3.A 3. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2024. For Against Abstain MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 M M M M M M M M M MMMMMMMMMMMMMMM 6 0 8 6 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # ∆ ≈ 0 0 0 0 0 1 You may vote online or by phone instead of mailing this card. Online Go to https://www.envisionreports.com/INFU or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at https://www.envisionreports.com/INFU Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at https://www.envisionreports.com/INFU Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2024 The undersigned hereby appoints Scot Hill and Barry Steele and each of them, as proxies, each with full power of substitution, for and on behalf of the undersigned and authorizes them to represent and to vote, as directed and permitted herein, all shares of InfuSystem Holdings, Inc. Common Stock held of record by the undersigned at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held virtually via the internet at meetnow.global/MT7AWTX on Thursday, May 16, 2024 at 2:00 p.m., Eastern Time, and at any adjournments or postponements thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned stockholder. This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION AND (III) FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024. IF ANY OTHER MATTERS COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSONS NAMED AS PROXIES WILL VOTE IN THEIR DISCRETION. (Items to be voted appear on reverse side) Proxy — INFUSYSTEM HOLDINGS, INC. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting ItemsC + + Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 2023 Annual Report are available at: https://www.envisionreports.com/INFU The 2024 Annual Meeting of Shareholders of InfuSystem Holdings, Inc. will be held on Thursday, May 16, 2024 at 2:00 p.m., Eastern Time, virtually via the internet at meetnow.global/MT7AWTX. To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.